COMPASS Pathways Limited is a UK private limited (by shares) company registered in England and Wales with company #10229259 and its registered office at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, United Kingdom Private & confidential SUBJECT TO CONTRACT SUBJECT TO REFERENCES Mary-Rose Hughes By E-mail 7th May 2020 Dear Mary-Rose Offer of employment I am pleased to write to you with an offer of employment with COMPASS Pathways Limited, a company incorporated in England and Wales (registered number 10229259) whose registered office is at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, United Kingdom (the 'Company'). This offer of employment is conditional upon satisfactory references. The terms and conditions of our offer are set out in this letter and will constitute your contract of employment (the "Agreement"). 1. Definitions 1.1 For the purposes of this contract the following terms shall have the following meanings: 'Board' the board of directors of the Company or any committee duly appointed by it; 'Confidential Information' all or any information (in whatever form) relating to the Company that is disclosed to or acquired or created by you in the course of your employment which is designated as 'confidential' or by its nature or circumstances surrounding its disclosure, acquisition or creation ought to be treated as confidential. This includes (but is not limited to) the Company's: business plans and strategies; maturing business opportunities; pricing structures; management accounts, budgets, forecasts and other internal financial reports; operating and management procedures; research and development; trade secrets and Intellectual Property Rights; techniques, methods, know how and other technical information not in the public domain; details relating to past, existing or prospective clients, investors, partners and suppliers (including but not limited to trading terms); personnel information (including but not limited to employee remuneration and benefits); and similar information relating to the Company or any of its past, existing or prospective officers, workers, shareholders, clients, investors, partners, suppliers, agents or other

CONFIDENTIAL: COMPASS Pathways Limited Page 2 business contacts; 'Termination Date' the date on which your employment terminates (for whatever reason and howsoever caused); and 'Worker' any: (a) employee or director of the Company; or (b) other person who: (a) has a contract (whether express or implied) with the Company under which he undertakes to perform personally any work or services for the Company; or (b) is an agency worker performing any work or services for the Company on behalf of the agency; or (c) is a self-employed contractor or independent consultant performing any work or services for the Company on behalf of himself or any other person; provided that no person falls within this definition if he performs work or services for the Company in circumstances such that the Company is a client or customer of a profession or business undertaking only. 2. Commencement Your employment, and period of continuous employment, with the Company will commence on May 11, 2020. No employment with a previous employer will count as part of your period of continuous employment. 3. Job title You will be employed as Financial Controller. You will report to Piers Morgan, Chief Financial Officer (your “Manager”). 4. Duties 4.1 You shall perform all the duties (including but not limited to exercising all the powers) of the position of Financial Controller (or such other position as you may hold from time to time). You shall also perform all additional and/or alternative duties (whether temporary or permanent) commensurate with your status as the Company may reasonably assign to or vest in you from time to time. 4.2 You must: (a) devote your whole time and attention during working hours to the business and affairs of the Company; (b) faithfully and diligently serve the Company to the best of your power, skill and ability; (c) perform your duties in accordance with the highest standards; (d) comply with all lawful directions given to you (although you recognise that the Company expects to be able to rely upon you to discharge all the duties of your position properly, without significant instruction); and (e) give to the Company all such information as it may reasonably require in connection with the business of the Company.

CONFIDENTIAL: COMPASS Pathways Limited Page 3 4.3 You must at all times do your utmost to promote and protect the interests of the Company and behave in a manner that will enhance, and not damage, the reputation of the Company. In particular, but without limitation, during the Employment you must comply with the following provisions of this Clause 4.3. (a) Save with the prior written consent of the Board (such consent not to be unreasonably withheld), you must not do anything that is, or might be, (directly or indirectly) harmful to the Company including but not limited to (directly or indirectly): (i) encouraging any Worker to breach or terminate (whether lawfully or unlawfully) any contract with the Company or otherwise cease any business relationship with the Company; (ii) making any statement (written or oral) or providing any information that might cause, facilitate or persuade any Worker to breach or terminate (whether lawfully or unlawfully) any contract with the Company or otherwise cease any business relationship with the Company; (iii) making contact with any of the Company's clients or suppliers for any purpose which might conflict with the interests of the Company (including but not limited to with the intention of establishing, or working for, a competing business after the termination of the Employment); (iv) diverting business away from the Company; (v) taking any money or other benefit from any client or supplier of the Company; and (vi) in any Capacity being engaged, concerned or interested in, carrying on or assisting in: (1) any other business, occupation, profession or trade which is in competition with the Company; or (2) any activities that might interfere with the performance of your duties or cause a conflict of interest. This provision will not, however, prohibit the holding (by way of investment only) of (i) not more than one per cent of the shares or securities of a company which are listed or traded on a recognised investment exchange (as defined in s285 Financial Services and Markets Act 2000) or the AIM market of London Stock Exchange plc or (ii) the shares or securities of a private company (unless such private company's business competes directly or indirectly with the business of the Company), provided that in each case you disclose such interests (or any change in any such interests) to the Board promptly in writing. (b) You must disclose promptly to the Board: (i) any matter that is affecting, or is likely to affect, (directly or indirectly) the performance of your duties; (ii) any misdeed that you believe you or any other Worker has committed or is likely to commit (including but not limited to any breach of this Agreement); (iii) any matter which you are unable to address and which, if not addressed promptly, will be, or is likely to be, (directly or indirectly) harmful to the Company; and (iv) any other act or omission of which you are aware that is, or is likely to be,(directly or indirectly) harmful to the Company. 4.4 If, during your employment or whilst any restrictions in Clause 17 remain in force, you

CONFIDENTIAL: COMPASS Pathways Limited Page 4 receive an offer of employment, agency, consultancy, partnership, member of LLP or joint venture from any person, you must immediately (and in any event before accepting the offer) provide a copy of Clauses 1.1, 4, 15, 16 and 17 of this Agreement to such person. For the avoidance of doubt, you must not disclose to such person details of any payment or benefits provided by (or on behalf of) the Company (or any other Group Company) to (or for the benefit of) you and/or your family, whether or not you have a contractual entitlement to them. 5. Place of work 5.1 Your normal place of work will be the Company's offices at 19 Eastbourne Terrace, First Floor, London, W2 6LG, United Kingdom. You might, however, be required to work at such location anywhere in the United Kingdom in the performance of your duties, as the Company may reasonably determine. You might also be required to travel throughout the United Kingdom and abroad in the performance of your duties, as the Company may reasonably determine from time to time. 5.2 You will not be required to work abroad for continuous periods in excess of one month. 6. Hours of work 6.1 Your hours of work shall be the normal hours of work of the Company, which are 40 hours per week Monday to Friday, exclusive of 1 hour for lunch each day. Your hours of work can be performed between the hours of 8am to 7pm 6.2 However, your normal hours of work are a guideline only. You may be required to work such hours as may be necessary for the proper performance of your duties (including where necessary, evenings, weekends and public holidays) and the Company may vary normal working hours (including but not limited to daily start and finish times) to meet its business requirements. There is no contractual entitlement to receive additional remuneration (such as overtime payments) or time off in lieu for work outside normal working hours or for varied normal working hours. 6.3 You agree that the nature of your role means that you determine your own working hours for the purposes of the Working Time Regulations 1998. 7. Salary, bonuses and benefits 7.1 Your basic salary will be £95,000 per annum, payable monthly in arrears on or about the last Friday of each calendar month. Your salary will normally be reviewed annually, but there is no contractual right to an increase in the base salary. 7.2 Following the end of each financial year (currently December 31) you will be eligible to receive a discretionary, performance-related bonus paytment of up to 25%, which will be determined by reference to achievement of certain targets to be decided by the Company, and which may comprise a mix of Company and personal performance measures. The Company will determine, in its absolute discretion, whether any bonus is to be awarded and, if so, the form, size, timing and conditions to be attached. The bonus may be pro- rated for any part year of employment. For the avoidance of doubt: (a) there is no contractual right to any bonus and the fact that you might receive a bonus (or bonuses) does not mean that you are entitled to, or can have any expectation that you will receive, any further bonus (or bonuses);

CONFIDENTIAL: COMPASS Pathways Limited Page 5 (b) you will not be eligible to be considered for or receive any bonus if (for whatever reason) you are no longer an employee of the Company or you have given or received notice to terminate your employment; (c) if, at the date for payment of any bonus, you are the subject of any disciplinary proceedings (which, for these purposes, includes but is not limited to any investigation that might lead to disciplinary proceedings) payment will be withheld pending the outcome of the proceedings and you will not receive the bonus if: (i) before the conclusion of the proceedings, you terminate or give notice to terminate your employment; or (ii) the outcome of the proceedings is that the Company terminates, or gives notice to terminate, your employment; 7.3 Any payments or benefits provided by (or on behalf of) the Company to (or for the benefit of) you and/or your family that are not expressly incorporated into your contract of employment by this Agreement will not be regarded as forming part of your contract of employment and therefore you will have no contractual entitlement to them. 7.4 If and when required under the Pensions Act 2008 the Company will auto-enrol you into an appropriate pension scheme. Should you wish to opt out of the scheme you will be given the opportunity to do so after you have been enrolled. No contracting-out certificate is in force under the Pension Schemes Act 1993 in respect of your employment. 7.5 In order to allow employees to share in the Company's success, the Company intends to put in place arrangements that may provide you an opportunity to acquire equity in the Company, in a tax efficient manner. The Company will give you further information on this opportunity separately (and, for the avoidance of doubt, any equity interest or option to purchase equity will be subject to the terms of any relevant award letter and the Company's articles of association, as amended from time to time). 7.6 Subject to clauses 7.7 and 7.8, the Company will put in place supplemental health insurance, life insurance and income protection insurance (together the "Insurance Benefits") and the Company shall pay premiums on your behalf for the Insurance Benefits. The Company can in its absolute discretion and at any time withdraw such benefits, change the provider of such benefits, or change the terms on which such benefits are offered. 7.7 Participation in any such insurance scheme is: (a) subject to its terms and conditions (which may be varied without notice); and (b) conditional on you satisfying any requirements imposed by the insurers. 7.8 You agree that the Company is not required to take any steps to obtain the benefit of any such scheme for you if the insurer either rejects any claim and/or discontinues the payment of benefits at any time. The Company will not be liable to pay any sums to or in respect of the you and/or your dependants unless the Company has received payment in full from the insurer. 7.9 Nothing in this clause: (a) limits the Company's ability to terminate this Agreement at any time in accordance with its terms or otherwise; or (b) gives you any rights to the continuation of existing benefits and/or any rights to prospective benefits following termination of your employment. 8. Holidays

CONFIDENTIAL: COMPASS Pathways Limited Page 6 8.1 The Company's holiday year is from 1 January to 31 December. 8.2 In each complete holiday year, you will be entitled to take 28 working days' holiday, inclusive of all English bank and public holidays, as paid holiday. For the holiday year in which you commence or cease employment your holiday entitlement will be calculated on a pro-rata basis. 8.3 You must give your manager reasonable notice of your proposed holiday dates. 8.4 Up to five days' holiday entitlement may be carried forward to the following holiday year, but it must be taken by 31 March. 8.5 On termination of your employment you will be entitled to one day's pay (1/260 of annual basic salary) in lieu of each day of accrued untaken holiday entitlement in that holiday year. The Company may require you to take any accrued untaken holiday entitlement during any notice period (whether notice was given by you or the Company) even if booked to be taken after the end of the notice period. If you have taken more than your accrued holiday entitlement to the date of termination of your employment, the Company may deduct one day's pay for each day taken in excess of your accrued holiday entitlement from sums owed to you or, if the Company owes no or insufficient sums to you, you will be required to repay such amount to the Company. You hereby consent to such deduction/repayment. 9. Sickness and other absence 9.1 You must inform your Manager if you are absent from work for any reason as soon as possible on the first day of absence. Any absence must be properly explained. If you do not know how long you are going to be away you must keep the Company regularly informed of the reason for your continued absence and how long you expect it to last. 9.2 If you are absent owing to sickness or injury for fewer than seven consecutive days (including weekends, public holidays and other days on which you do not normally work), you must complete and submit your Manager a sickness self-certificate immediately upon your return to work. 9.3 If you are absent for seven consecutive days or more (including weekends, public holidays and other days on which you do not normally work) you must, before the end of the eighth day, complete and submit to your HR a sickness self-certificate, together with a doctor's medical certificate covering the whole period of absence. You must submit further doctor's certificates thereafter as required by the Company to cover your entire period of absence. 9.4 If required at any time during your employment, you will (at the expense of the Company) undergo a medical examination by a medical practitioner nominated by the Company and allow such medical practitioner and the Company and its advisers access to your health records. Such medical practitioner is authorised by you to report to and discuss with the Company and its advisers the results of such medical examination and any matters arising from it. 9.5 The Company will pay statutory sick pay ('SSP') in accordance with the statutory provisions. 9.6 From time to time the Company operates a scheme under which you might be eligible to

CONFIDENTIAL: COMPASS Pathways Limited Page 7 receive 10 days' sick pay over and above SSP during absence owing to sickness or injury ('Company Sick Pay'), subject at all times to, and provided you comply with, the provisions of this Clause 9 (including but not limited to Clauses 9.1, 9.2, 9.3 and 9.4 above) and any other conditions that the Company may specify. The Company will determine, in its absolute discretion, how the scheme will operate (including but not limited to the amount of, duration of and any conditions to be attached to the payment of Company Sick Pay). For the avoidance of doubt: (a) there is no contractual entitlement to Company Sick Pay and the fact that you might receive Company Sick Pay in respect of an absence (or absences) does not mean that you are entitled to, or can have any expectation that you will receive, Company Sick Pay in respect of further absence (or absences); (b) Company Sick Pay will include any SSP to which you might be entitled and will come to an end if you become entitled to payments from any long term disability insurance; (c) you will not be eligible to receive Company Sick Pay in respect of absence: (i) after you have given or received notice to terminate your employment; or (ii) while you are the subject of any disciplinary investigation or proceedings; (d) the Company may discontinue Company Sick Pay if you fail to return to work immediately after a GP or other medical practitioner who has examined you states that you are fit to return to work; and (e) the Company may withdraw the Company Sick Pay scheme at any time. 9.7 If, following a period of absence owing to sickness or injury exceeding 20 consecutive working days or periods of absence owing to sickness or injury exceeding an aggregate total of 60 working days within any 12 month period, you inform the Company that you wish to resume work, the Company may require you to remain away from work until such time as a medical practitioner of its choice has confirmed that you are fit and able to do so. For the avoidance of doubt, during this period you will not be paid (except in accordance with this Clause 9) and all your duties in connection with your employment (including but not limited to the implied duty of fidelity and the express duties set out in Clause 4 above) will remain in full force and effect. 10. Expenses All reasonable expenses necessarily and wholly incurred by you in the proper performance of your duties will be repaid to you upon production of an expenses form together with valid receipts or other evidence of expenditure. To be eligible for repayment, expenses must be incurred in line with any applicable Company policy (eg the Company travel policy). 11. Garden leave At any stage at the beginning of or during any notice period (whether notice was given by you or the Company), the Company may require you to remain away from work ('on Garden Leave'). Whilst on Garden Leave: (a) you will continue to receive your basic salary and your contractual benefits in the normal way and your employment (and all your duties in connection therewith including but not limited to the implied duty of fidelity and the express duties set out in Clause 4 above) will remain in full force and effect; (b) you must be available for work although, for the avoidance of doubt, the Company is not obliged to provide you with any (or any particular) work and may exclude you from your normal place of work and/or any other premises; (c) if you wish to take holiday this must be agreed in advance with the Company; (d) you may not (without the prior written consent of the Company) contact or attempt

CONFIDENTIAL: COMPASS Pathways Limited Page 8 to contact any client / customer, supplier, agent, professional adviser or other contact of the Company or any of the Company's workers (except Human Resources and those individuals responsible for conducting any disciplinary proceedings relating to you); (e) if you are aware of any work matter within your responsibility that needs to be dealt with you must inform Human Resources or any individuals responsible for conducting any disciplinary proceedings relating to you immediately; (f) you must, if requested and without compensation, resign immediately from any directorships or other offices you hold in or on behalf of the Company; and (g) the Company may impose such other restrictions or requirements upon you as it sees fit, acting reasonably. 12. Probationary period 12.1 Your employment will be subject to a probationary period (the 'Probationary Period'), being, initially, the period of six months from the start of your employment. During the Probationary Period either you or the Company may terminate your employment by giving two week's notice in writing (to expire at any time during or after the Probationary Period). 12.2 Unless your employment has otherwise been terminated, the Company will notify you on or before the end of the Probationary Period: (a) that the Probationary Period has been completed satisfactorily (in which case the provisions of Clause 13 relating to notice of termination of employment will apply thereafter); or (b) that the Probationary Period will be extended by a further specified period (not exceeding a further six months); or (c) that your employment is to be terminated in accordance with Clause 13.1. 13. Termination of employment 13.1 Following successful completetion of your probationary period, you are required to give the Company, and the Company is required to give you 4 weeks notice in writing to terminate your employment. 13.2 Notwithstanding any other provision of this Agreement, the Company may terminate your employment without notice or pay in lieu of notice or other compensation if you are guilty of gross misconduct (a non-exhaustive list of examples of which is set out below), or if you are guilty of any other fundamental breach of your contract of employment with the Company, or if any warranty given by you to the Company is untrue, or if any condition of your employment with the Company is not satisfied. Examples of gross misconduct: (a) dishonesty, eg theft, fraud, falsification of records (including failure to disclose relevant information or providing misleading information) etc; (b) violence or abusive, threatening or intimidating conduct; (c) harassment (whether sexual, racial or otherwise); (d) serious insubordination or rudeness to superiors, trustees, fellows, members, associate members, or other professional contacts; (e) commission of a criminal offence (other than a road traffic offence for which a penalty other than imprisonment is imposed); (f) dangerous or wilful breach of safety rules; (g) incapability at work brought on by alcohol or drugs;

CONFIDENTIAL: COMPASS Pathways Limited Page 9 (h) unauthorised use or disclosure of confidential information; (i) any unauthorised covert recording at work; (j) serious breach of confidence (subject to the Public Interest Disclosure Act 1998); (k) other serious or persistent breach of your terms and conditions of employment; (l) being disqualified from being a director by reason of any order made under the Company Directors Disqualification Act 1986 or any other enactment; (m) ceasing for any reason to be a director of the Company other than at the Company's request; (n) misuse of, or deliberate damage to, company property, eg computer system (including Internet and e-mail) or company name; (o) serious negligence which causes, or might cause, unacceptable loss, damage or injury; or (p) other behaviour that is, or might be, seriously prejudicial to the Company's interests. 13.3 Notwithstanding any other provision of this Agreement, at any stage during your employment the Company may at its absolute discretion terminate your employment with immediate effect and pay you on or before the next normal payment date basic salary in lieu of notice (less such deductions as the Company may be obliged or entitled to make) and this will not constitute a breach of contract by the Company. For the avoidance of doubt termination of your employment will take effect immediately upon receipt by you of notification, whether orally or in writing that your employment is terminating. 13.4 At any stage during your employment the Company may suspend you for so long as it deems necessary for the purposes of investigating a complaint or allegation against you and so as to allow appropriate disciplinary hearings to take place. For the avoidance of doubt, such a suspension is not considered to be disciplinary action. 13.5 On termination of your employment for whatever reason you must: (a) immediately deliver up all correspondence and other documents, equipment, keys, credit cards, computer software and hardware and other property belonging to the Company which may have been prepared by you or come into your possession or under your control during your employment and you must not retain any copies of them in any form; (b) cease to represent yourself as being in any way connected with the Company on an ongoing basis. 13.6 If you fail to comply with Clause 13.5 above in full, the Company may withhold any or all sums payable to you until such time as you have complied with such clause in full. 14. Deductions from wages You authorise the Company to deduct and to retain from any sums payable to you (including but not limited to salary, bonuses, sick pay, holiday pay, expenses and any pay in lieu of notice) and/or require repayment (within seven days) from you of: (a) any deduction/repayment which may from time to time be required or authorised by law or to which you have previously signified your consent in writing; (b) any pension contributions, overpaid salary, bonuses or other remuneration, sick pay, holiday pay or expenses or other debt or unpaid loan owed by you to the Company or any employee National Insurance contributions or income tax collected by the PAYE system in respect of you; (c) One Day's Pay for each day of unauthorised absence from your employment; and (d) any losses incurred by the Company which are caused through your carelessness,

CONFIDENTIAL: COMPASS Pathways Limited Page 10 negligence or recklessness or breach of contract or any dishonesty on your part. For the purposes of this Clause 14, 'One Day's Pay' means 1/260 of annual basic salary. 15. Inventions, designs, improvements and creative works 15.1 During your employment your normal duties and those duties specifically assigned to you (whether inside or outside normal hours of work) might lead to the generation of, or your participation in the generation of, Intellectual Property (as defined in Clause 15.8 below). Such Intellectual Property belongs to the Company. 15.2 You must promptly disclose (voluntarily) to the Company all details of all Intellectual Property (including but not limited to inventions, designs, discoveries, developments, processes, formulae, programmes and improvements (together 'Inventions')) conceived or generated by you either alone or with others in the course of your employment. 15.3 You assign as beneficial owner all your right, title and interest in and to Intellectual Property generated by you alone or with others in the course of your employment to the Company and you must do, or combine with others to do, everything necessary or desirable in the opinion of the Company at the Company's expense to vest the Intellectual Property fully in the Company, to secure patent or other appropriate forms of protection for the Intellectual Property as the Company in its absolute discretion considers appropriate and/or to assist the Company in any action or proceedings for damages or other remedy upon any infringement of the Intellectual Property by a third party. 15.4 Nothing in this Agreement obliges the Company to seek patent or other protection or to exploit any Invention disclosed by you in accordance with Clause 15.3 above. 15.5 You acknowledge that, save as provided by s40 Patents Act 1977, no further remuneration or compensation is or may become due to you as a result of the performance of your obligations under this Clause 15. 15.6 The provisions of this Clause 15 will remain in full force and effect following the termination of your employment in relation to Intellectual Property generated by you or to which you contributed during your employment and will be binding upon your personal representatives. 15.7 You agree to waive any moral rights in works generated by you in the course of your employment. 15.8 For the purposes of this Clause 15, 'Intellectual Property' includes but is not limited to inventions, designs, copy, illustrations, processes, notations, improvements, know-how, goodwill, reputation, get-up, trade names, trade marks, logos, devices, plans, formulae, computer software, models and literary, dramatic, musical and artistic works, every copyright work or design in which copyright or design rights may subsist and moral rights as defined by the Copyright, Designs and Patents Act 1988. 15.9 Nothing in this Clause 15 shall preclude or limit the operation of common law duties of fidelity, confidentiality and good faith owed by you to the Company by reason of the relationship of employee and employer whether during or at any time after the termination of your employment.

CONFIDENTIAL: COMPASS Pathways Limited Page 11 16. Confidentiality 16.1 You acknowledge that it is likely that in the course of your employment you will produce or obtain Confidential Information, which may appear in a variety of forms (including, but not limited to, on paper, on disk or tape, in computer programs, by e-mail or orally). In recognition of the fact that such Confidential Information is prevalent throughout the Company's business, and as a senior employee of the Company you are likely to have extensive access to it, you acknowledge and accept that you shall err on the side of caution and shall not assume that an item is not confidential simply because it is not marked as such. 16.2 You undertake that you will not (whether directly or indirectly and whether on your own behalf, alone or with or on behalf of any person), either before or after the termination of the Employment, save as expressly authorised by the Company in writing or as ordered by a Court of competent jurisdiction or government agency: (a) make use (in any way) of, or disclose (by any means) to any person, Confidential Information (save as necessary for the proper performance of your duties and then only on the basis that you ensure that the recipient, if not an employee of the Company, is bound by a duty of confidence to the Company the terms of which are no less onerous than those set out in this Agreement); or (b) make (in any form and by any means) or retain any copy, abstract, summary or précis of the whole or any part of any document, record, disk, tape, program or other material containing or referring to Confidential Information (save as necessary for the proper performance of your duties); or (c) remove from your principal place of work any document, record, disk, tape, program or other material containing or referring to Confidential Information (save as necessary for the proper performance of your duties and then only on the basis that you inform your Manager of what material you will be removing and why, and use your best endeavours to protect that material from loss or theft or other unauthorised disclosure); or (d) make any statement (written or oral), or provide (in any form and by any means) any information, for the press or otherwise for publication on any matter connected with the business of the Company (including but not limited to matters relating to any client or connection of the Company); or (e) make any statement (written or oral), or provide (in any form and by any means) any information, on any matter connected with the business of the Company to any person in circumstances such that you ought reasonably to be aware or suspect or believe that any such person might pass it (or any part of it) on for publication. 17. Post-termination restrictions 17.1 You acknowledge that during your employment you are likely, amongst other things, to develop close links with clients, prospective clients and suppliers of the Company and other Workers and to have access to Confidential Information and you accept that the restrictions in this clause are reasonable and necessary for the protection of the legitimate interests of the Company. 17.2 In this Clause 17, the following words and expressions shall have the following meanings. Other words and expressions used in this Clause 17 are defined in Clause 1. (a) The 'Business' means any business carried on by the Company at the Termination

CONFIDENTIAL: COMPASS Pathways Limited Page 12 Date: (i) in which you were engaged during the period of 12 months immediately preceding the Termination Date; and/or (ii) in relation to which you are, by virtue of the Employment, in possession of Confidential Information at the Termination Date. (b) ‘Client' means any person to whom any goods or services were supplied by the Company in the period of 12 months immediately preceding the Termination Date: (i) with whom you had material dealings, or for whom you were responsible, in the performance of your duties during the same period of 12 months; and/or (ii) in relation to whom you are in possession of Confidential Information at the Termination Date. (c) ‘Competing Business' means any business that is, or is about to be, in competition with the Business. (d) ‘Key Worker' means – in view of the relatively small size of the Company - any person who at the Termination Date is a Worker: (i) who at any time in the period of six months immediately preceding the Termination Date worked for, or provided services to, the relevant Group Company or had material contact with any Clients or Prospective Clients; and (ii) with whom you worked or had material business dealings during the period of 12 months immediately preceding the Termination Date. (e) ‘Prospective Client' means any person to whom the Company has made a presentation or other approach, or with whom the Company has been involved in negotiations, with a view to obtaining the business of that person: (i) in which presentation, approach or negotiations you were involved in the period of six months immediately preceding the Termination Date or with which person you otherwise had material dealings in the performance of your duties during that period; and/or (ii) in relation to which person you are in possession of Confidential Information at the Termination Date. (f) ‘Supplier' means any supplier of goods or services to the Company: (i) with whom you had material dealings, or for whom you were responsible, during the period of 12 months immediately preceding the Termination Date; and/or (ii) in relation to whom you are in possession of Confidential Information at the Termination Date. 17.3 For the period of 12 months from the Termination Date, you shall not in any capacity be engaged, concerned or interested in, carry on or assist in any Competing Business, provided that nothing in this clause 17.3 shall restrain you from engaging or being concerned or interested in any such business in so far as your duties or work relate principally to services or products of a kind with which you were not concerned during the period of 12 months prior to the Termination Date. This provision will not, prohibit you holding (by way of investment only), after the Termination Date, not more than one per cent of the shares or securities of a company which are listed or traded on a recognised investment exchange (as defined in s285 Financial Services and Markets Act 2000) or the AIM market of London Stock Exchange plc. 17.4 For the period of 12 months from the Termination Date, you shall not (directly or indirectly, on your own behalf, alone or with or on behalf of any other person or persons) be employed or otherwise engaged by any Client or Prospective Client.

CONFIDENTIAL: COMPASS Pathways Limited Page 13 17.5 For the period of 12 months from the Termination Date, you shall not (directly or indirectly, on your own behalf, alone or with or on behalf of any other person or persons) canvass, solicit or entice business from any Client or Prospective Client for the purposes of a Competing Business (or procure or assist the same). 17.6 For the period of 12 months from the Termination Date, you shall not (directly or indirectly, on your own behalf, alone or with or on behalf of any other person or persons) have any business dealings with any Client or Prospective Client for the purposes of a Competing Business (or procure or assist the same). 17.7 For the period of 12 months from the Termination Date, you shall not (directly or indirectly, on your own behalf, alone or with or on behalf of any other person or persons) seek to interfere with the relationship between any Client, or Prospective Client, and the Company for the purposes of a Competing Business (or procure or assist the same). 17.8 For the period of 12 months from the Termination Date, you shall not (directly or indirectly, on your own behalf, alone or with or on behalf of any other person or persons) encourage or induce any Key Worker to breach or terminate (whether lawfully or unlawfully) any contract with the Company or otherwise cease any business relationship with the Company (or procure or assist the same). 17.9 For the period of 12 months from the Termination Date, you shall not (directly or indirectly, on your own behalf, alone or with or on behalf of any other person or persons) employ or otherwise engage, or offer to employ or otherwise engage, any Key Worker (or procure or assist the same). 17.10 For the period of 12 months from the Termination Date, you shall not (directly or indirectly, on your own behalf, alone or with or on behalf of any other person or persons) seek to interfere with the relationship between any Key Worker and the Company (or procure or assist the same). 17.11 For the period of 12 months from the Termination Date, you shall not (directly or indirectly, on your own behalf, alone or with or on behalf of any other person or persons) canvass, solicit, or entice any Supplier to supply to any Competing Business goods or services of the nature supplied by the Supplier to the Company during the period of 12 months immediately preceding the Termination Date in circumstances where the supply of such goods or services to such Competing Business will, or is likely to, be to the detriment of the Company (whether because the Supplier decides to end or restrict the goods or services it is willing to supply to the Company or otherwise) (or procure or assist the same). 17.12 For the period of 12 months from the Termination Date, you shall not (directly or indirectly, on your own behalf, alone or with or on behalf of any other person or persons) seek to interfere with the relationship between any Supplier and the Company (or procure or assist the same). 17.13 After the Termination Date, you shall not at any time (directly or indirectly, on your own behalf, alone or with or on behalf of any other person or persons): (a) represent yourself as being in any way connected with the Company on an ongoing basis; or (b) use, for the purposes of a Competing Business, any name used by the Company or any name likely to cause confusion with the Company in the minds of members of the public; or

CONFIDENTIAL: COMPASS Pathways Limited Page 14 (c) use your employment with the Company (and/or any directorships you held in connection with such employment) to promote any Competing Business. 17.14 If you are placed on Garden Leave in accordance with Clause 11, and you comply with the provisions of that Clause 11 throughout the period of Garden Leave, then: (a) any period contained in any restriction (or in any definition referred to in any restriction) in this Clause 17 which is expressed to run from the Termination Date shall be reduced by a period equivalent to that during which you were on Garden Leave; and (b) any period contained in any restriction (or in any definition referred to in any restriction) in this Clause 17 which is expressed to run immediately preceding the Termination Date shall instead be expressed to run immediately preceding the date on which you were placed on Garden Leave. 17.15 Each of the restrictions in this Clause 17 is separate and severable from the other. If one is unenforceable for any reason, but would be enforceable if some part of it were deleted, it shall apply with such modification as may be necessary to make it enforceable. 17.16 You enter into the restrictions in this Clause 17 having had the opportunity to take independent legal advice. 18. Data Protection and Privacy 18.1 You consent to the Company processing your personal data, both electronically and manually, and including disclosing such data to third parties, for the purposes of: (a) the Company's and any Group Company's administration and management of its or their employees and business; and (b) compliance with any applicable procedures, laws and regulations. 18.2 You acknowledge that where the Company operates in an overseas territory, such third parties may include any regulators relevant to the Company's business in such territories. 18.3 You also consent to the transfer and processing (both electronically and manually) by the Company and any Group Company of any such data outside the European Economic Area (and in particular, but without limitation, to and in the United States and any other country in which the Company and any Group Company operates). 18.4 You will comply with the Company's policies relating to the use of information technology equipment provided to you, including computers and mobile devices. 19. Grievance, disciplinary and dismissal procedures 19.1 The Company does not have its own disciplinary and dismissal procedures but intends to comply and expects you to comply with the ACAS Code of Practice on Disciplinary and Grievance Procedures (the 'Code'). The Code does NOT form part of this Agreement. If you are dissatisfied with any disciplinary decision relating to you, you should first attempt to resolve this by discussion with the person who took the decision. If, having taken this step, you remain dissatisfied with the disciplinary decision you should appeal in writing to the Board of the Company, whose decision on the matter will be final. Notwithstanding any provision of this Agreement, the Company has the right to vary your title, duties, reporting line, place of work and/or remuneration as a disciplinary sanction if it deems it appropriate and reasonable in the circumstances (including but not limited to as an

CONFIDENTIAL: COMPASS Pathways Limited Page 15 alternative to dismissal). 19.2 The Company does not have its own grievance procedure but intends to comply and expects you to comply with the ACAS Code of Practice on Disciplinary and Grievance Procedures (the 'Code'). The Code does NOT form part of this Agreement. If you wish to seek redress of any grievance relating to your employment, you should write to Ekaterina Malievskaia, Chief Innovation Officer and Co-Founder of the Company (or, if the grievance concerns the Chairman and Co-Founder, to the Board of the Company) with details of the basis for the grievance. If the grievance is not resolved to your satisfaction, you should appeal in writing to the Board of the Company, whose decision on the matter will be final. 20. Rules, policies and procedures You must at all times comply with the Company's rules, policies and procedures. For the avoidance of doubt, such rules, policies and procedures do not form part of your contract of employment (unless stated specifically otherwise) and may be amended, replaced or withdrawn at any time at the discretion of the Company. You must keep yourself informed of any such changes. Breach of any Company rules, policies or procedures may result in disciplinary action including in serious cases summary dismissal. 21. Effect of termination of this Agreement The expiry or termination of this Agreement (however it arises) shall not operate to affect any of the provisions of this Agreement that are expressed to operate or have effect after its termination and shall not prejudice the exercise of any right or remedy of either party accrued beforehand. 22. Entire Agreement This Agreement will constitute the entire and only contract between us and will be in substitution for all previous arrangements, understandings and agreements. You acknowledge that, in entering into this contract, you have not relied on any representation or undertaking (whether oral or in writing) except such as are expressly incorporated herein. 23. Notices Any notice to be given under this Agreement shall be in writing. Notice to you shall be sufficiently served by being delivered personally to you, or by being sent by first class post, by facsimile, or by e-mail addressed to you at your usual or last known place of residence, fax number or e-mail address. Notice to the Company shall be sufficiently served by being delivered to the Company Secretary, or by being sent by first class post, or by facsimile, to the registered office of the Company. Any notice which is sent by post is deemed to be served on the third day following that on which it was posted and if sent by facsimile or by e-mail when a complete and legible copy of the notice has been received. 24. Miscellaneous 24.1 There are no collective agreements in force in respect of your employment. 24.2 Your contract of employment shall be governed by and construed in accordance with English law and both you and the Company submit to the exclusive jurisdiction of the English Courts and Tribunals.

CONFIDENTIAL: COMPASS Pathways Limited Page 16 If you wish to accept our offer, please sign the enclosed copy of this Agreement and return it to me by May 8, 2020. I look forward to hearing from you. Yours sincerely ...................................................…………………….................... Ekaterina Malievskaia for and on behalf of COMPASS Pathways Limited I acknowledge receipt of this letter which I have read. I agree to the terms and conditions contained in those documents, which together constitute my contract of employment. ............................................................. Dated ............................................................. Mary-Rose Hughes 5/7/2020 | 06:49 PDT

© Compass Pathways 1 Mary-Rose Hughes 8a Jodrell Road London E32LA 17 November 2023 Dear Mary-Rose, Re: Confirmation of Interim Position and Compensation Details. I am pleased to formally confirm your appointment to the position of Chief Financial Officer (Interim) effective from 26 October 2023. Below are the key details of your interim position and associated compensation: 1. Interim Position:  Commencing on 26 October 2023, you will assume the role of Chief Financial Officer (Interim). 2. Stepping Up Allowance:  In acknowledgment of your interim role, you will receive a stepping-up allowance of 30% of your gross annual salary. It is important to note that this additional compensation will be applicable only during the interim period. Upon the conclusion of the interim role your salary will revert to your usual salary. The 30% allowance will be applied to any salary increases during the period. 3. Stepping Up Bonus  You will receive a one-time stepping up bonus in the gross amount of £30,000 for your interim role. This bonus will be paid to you in the February 2024 payroll, in addition to any end of year salary increase and the annual discretionary performance-based bonus for the year 2023. Your selection for this pivotal role is a reflection of your exceptional skills, dedication, and valuable contributions to Compass. This letter should be regarded as a formal documentation of the terms and conditions of your interim role. All other terms and conditions will remain as per your existing contract. Congratulations.

© Compass Pathways 2 Yours sincerely, Anne Benedict Chief People Officer for and on behalf of COMPASS Pathfinder Limited By signing this letter, you are acknowledging receipt of this letter. You are confirming that you agree to the terms and conditions contained in this letter, which together constitute your contract of employment. ............................................................. Dated ............................................................. Mary-Rose Hughes 11/22/2023 | 04:53 EST